LOAN AGREEMENT

This Loan Agreement is made and will be effective on 4th day of February 2015

BETWEEN

ACI, INC, a California company locates in 800 east Colorado Blvd, Suite 888, Pasadena, CA 911001

AND

Rambo Medical Group, Inc., a California company locates in 800 east Colorado Blvd, Suite 888, Pasadena, CA 91101

1. Terms. The amount of the loan is $10,000 without interest.
2. Promise to Pay. Rambo Medical Group, Inc. promises to pay ACI, INC. $10,000 principal within 24 months from this day.
3. Repayment. Borrower will pay back in the following manner: Borrower will repay the full amount this note at the end of the agreement term, which is February 4, 2017.
4. Prepayment. Borrow has the right to pay back the whole exceptional amount at any time.
5. Late Charge. Any payment not remunerated within ten days of its due date shall be subject to a belatedly charge of 5% of the payment.
6. Default. If for any reason Borrower not succeeds to make payment on time, Borrower shall be in default. The lender will charge Borrower in the unpaid balance at 5% per year.

Agreed:

Borrower

Lender